BT Global Investors
                          6 St. James Avenue, 9th Floor
                           Boston, Massachusetts 02116
                                 (617) 423-0800




                                                     September 15, 1995


Signature Broker-Dealer Services, Inc.
6 St. James Avenue, 9th Floor
Boston, Massachusetts 02116

Ladies and Gentlemen:

                           RE: DISTRIBUTION AGREEMENT

                  This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, BT Global Investors (the "Trust"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a Massachusetts business trust, has agreed that Signature Broker-Dealer Services, Inc. ("SBDS") shall be, for the period of this Agreement, the distributor of the series of shares of beneficial interest of the Trust ("Shares") which may be divided into separate series (a "Fund") which, in turn, may be divided into one or more classes of shares of beneficial interest (a "Class") as each may be established and designated by the Trustees of the Trust from time to time.

                  1.  SERVICES AS DISTRIBUTOR.

                  1.1 SBDS will act as principal underwriter for the distribution of the Shares covered by the registration statement and prospectuses then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

                  1.2 SBDS agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that SBDS distributes, and may in the future distribute, the shares of several investment companies ("Companies") including Companies having investment objectives similar to those of the current and possibly future Funds of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that SBDS's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

                  1.3 SBDS shall, at its own expense, finance appropriate activities that it deems reasonable that are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders and regulatory authorities and the printing and mailing of sales literature, except to the extent such expenses may be reimbursed by the Trust pursuant to an effective plan pursuant to Rule 12b-1 under the 1940 Act. SBDS


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shall be entitled to seek reimbursement for expenses in connection with the distribution of Shares pursuant to the Trust's Rule 12b-1 Plan as in effect from time to time.

                  1.4 All sales literature and advertisements used by SBDS in connection with the sale of Shares must comply with the 1933 Act and the 1940 Act, as well as rules and regulations promulgated thereunder. Without limiting the generality of the foregoing, SBDS shall be responsible for making any filings of advertisements and sales literature as are required by any state or federal regulatory authorities, including the National Association of Securities Dealers, Inc. In connection with the sale or arranging for the sale of Shares, SBDS is authorized to give only such information and to make only such statements or representations as are contained in the Trust's then current prospectuses and statements of additional information, or in sales literature or advertisements approved by the Trust.

                  1.5 All activities by SBDS and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission") or any securities association registered under the Securities Exchange Act of 1934 (the "1934 Act").

                  1.6 SBDS will provide one or more persons, during its normal business hours, to respond to telephone inquiries with respect to the Trust and will arrange for the dissemination of yield and other performance information in newspapers.

                  1.7 SBDS will transmit any orders received by it for purchase or redemption of Shares to the Trust's transfer agent and custodian.

                  1.8 Whenever in their judgment such action is permitted by the 1940 Act and warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.9 SBDS will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

                  1.10 The Trust agrees at its own expense to prepare, execute and file any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of Shares for sale in such states as SBDS may designate.

                  1.11 The Trust shall furnish from time to time for use in connection with the sale of Shares such information with respect to the Trust, the Funds, or the Classes as SBDS may reasonably request. The Trust shall also furnish SBDS upon request with: (a) unaudited semiannual statements of the books and accounts of each Fund or Class prepared by the Trust, (b) quarterly reports prepared by the Trust, (c) a monthly itemized list of the securities for each of the Trust's Funds or Classes (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding


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the financial or regulatory condition of the Trust, a Fund, or a Class as SBDS may reasonably request.

                  1.12 The Trust represents to SBDS that all registration statements and prospectuses filed by the Trust with the Commission under the 1933 Act and the 1940 Act with respect to Shares have been prepared in conformity with the requirements of those statutes and the rules and regulations of the Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and any prospectus and statement of additional information filed with the Commission and any amendments and supplements thereto that at any time shall have been filed with the Commission by or on behalf of the Trust. The Trust represents and warrants to SBDS that any registration statement and prospectus, when effective, will contain all statements required to be stated therein in conformity with both those statutes and the rules and regulations of the Commission; that all statements of fact contained in any registration statement and prospectus will be true and correct when effective; and that neither any registration statement nor any prospectus when effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust may but shall not be obligated to propose from time to time such amendment to any registration statement and such supplement to any prospectus as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment and/or supplement within fifteen days after receipt by the Trust of a written request from SBDS to do so, SBDS may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving SBDS reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement and/or supplement to any prospectus of whatever character as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  1.13 The Trust authorizes SBDS and selected dealers to use any prospectus in the form as furnished from time to time by the Trust in connection with the sale of the Shares. The Trust agrees to indemnify, defend and hold SBDS, its several officers and directors, and any person who controls SBDS within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.13, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement or any prospectus or arising out of or based on any omission to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by SBDS in its capacity as principal underwriter for use in the answers to any items of any registration statement or in the corresponding statements made in any prospectus, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify SBDS and the Trust's representations and warranties hereinbefore set forth in paragraph 1.12 shall not be deemed to cover any liability to the Trust or its shareholders to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Covered Persons is expressly conditioned on the Trust's being notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Trust, c/o Burton M. Leibert, Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, with a copy to Bankers Trust Company, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: Stephen Hart, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.13. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by SBDS, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by SBDS, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case SBDS reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by SBDS or it. The Trust's indemnification agreement contained in this paragraph 1.13 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify SBDS promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

                  1.14 SBDS agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph 1.14, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by SBDS in its capacity as principal underwriter to the Trust for use in the answers to any of the items of any registration statement or in the corresponding statements made in any prospectus, or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by SBDS to the Trust required to be stated in such answers or necessary to make such information not misleading. SBDS's agreement to indemnify Covered Persons is expressly conditioned on SBDS's being notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to SBDS at 6 St. James Avenue, 9th Floor, Boston, Massachusetts 02116, Attention: Philip W. Coolidge, President, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. SBDS shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on SBDS's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify SBDS of any such action shall not relieve SBDS from any liability that SBDS may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of SBDS's indemnity agreement contained in this paragraph 1.14.

                  1.15 No Shares shall be offered by either SBDS or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act or the 1940 Act or if and so long as a current prospectus as required by Section 10(b)(2) of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.15 shall in any way restrict or have an application to or bearing on the Trust's obligation to redeem Shares from any shareholder in accordance with the provisions of the Trust's prospectuses, statements of additional information or Declaration of Trust, as amended from time to time.

                  1.16 The Trust agrees to advise SBDS as soon as reasonably practical by a notice in writing delivered to SBDS or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement or prospectuses then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or that requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus that may from time to time be filed with the Commission.

                  For purposes of this paragraph 1.16, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

                  1.17 SBDS agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information not otherwise publicly available relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where SBDS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

                  1.18 In addition to SBDS's duties as distributor, the Trust understands that SBDS may, in its discretion, perform additional functions in connection with transactions in Shares.

                  1.19 SBDS may process or cause to be processed requests received from the Trust's shareholders in connection with their purchase or redemption of Shares of any Fund or Class, in the manner prescribed from time to time by the Board of Trustees of the Trust (the "Board"), and shall arrange for payment for such Shares to or from the Trust's account with its custodian. SBDS shall reimburse the Trust for any loss caused by the failure of the shareholder to settle on any purchase, redemption or repurchase order accepted by SBDS. In the event that orders for the purchase, redemption or repurchase of Shares are placed and subsequently cancelled, SBDS shall pay to the Trust, on at least a monthly basis, an amount equal to the losses (net of any gains) realized by any Fund or Class of the Trust or Class as a result of such cancellations.

                  The processing of Share transactions may include, but is not limited to, compilation of all transactions from SBDS's various offices; creation of a transaction tape and timely delivery of it to the Trust's transfer agent for processing; reconciliation of all transactions delivered to the Trust's transfer agent; and the recording and reporting of these transactions executed by the Trust's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end.

                  SBDS may also provide other shareholder services, such as communicating with Trust shareholders and other functions in administering customer accounts for Trust shareholders.

                  The Trust understands that these services may result in cost savings to the Trust or to the Trust's investment manager and the Trust's investment manager will not compensate SBDS for all or a portion of the costs incurred in performing functions in connection with transactions in Shares. Nothing herein is intended, nor shall be construed, as requiring SBDS to perform any of the foregoing functions and none of such functions performed by SBDS shall be deemed distribution services.

                  1.20 In addition to the services described above, SBDS shall provide the Trust with office facilities, which may be in SBDS's own offices.

                  1.21 The Declaration of Trust establishing the Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is made and executed on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and SBDS hereby acknowledges that


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the obligations of or arising out of this Agreement are not binding on the
Trustees, officers or shareholders of the Trust individually but are binding only on the assets and property of the Trust. With full knowledge of the circumstances and the effect of its action, SBDS hereby waives any and all rights that it has now, or may acquire in the future, against any shareholder of the Trust, which rights arise out of any action or inaction of the Trust under this Agreement.

                  2.  PUBLIC OFFERING PRICE.

                  Each Fund (or each of that Fund's Classes if the Fund is so divided) will be offered to public shareholders at its public offering price, which shall be its respective net asset value next determined after receipt of the purchase order plus any applicable sales charge as disclosed in that Fund's or Class' then-current prospectus.

                  3.  LIMITATION UPON INVESTMENT IN THE TRUST BY SHAREHOLDERS.

                  SBDS shall not accept any initial or subsequent investment in any Fund or Class of less than the amount specified in then-current prospectus of that Fund or Class.

                  4.  NET ASSET VALUE PER SHARE.

                  Any references herein to "net asset value per share" shall refer to the net asset value per share computed separately for each Fund or Class of the Trust in accordance with the Trust's Declaration of Trust, the prospectus of that Fund or Class and the instructions of the Board, all as changed or amended from time to time. The Trust or its fund accounting agent will advise SBDS as promptly as practicable of the net asset value per share for each Fund (or of each of that Fund's Classes if the Fund is so divided) on each day on which the Fund's or Class' net asset value per share is determined.

                  5.  TERM.

                  This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue until September 15, 1997 and thereafter shall continue automatically, with respect to a Fund or Class, for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board or (ii) by a vote of a Majority of the Outstanding Voting Securities (as defined in the 1940 Act) of the Fund (or Class if the Fund is so divided), provided that in either event the continuance is also approved by the majority of the Trust's Trustees who are not Interested Persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in this Agreement, in the Trust's plan of distribution or in any other agreement relating thereto, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board, by vote of a Majority of the Outstanding Voting Securities of a Fund (or Class if the Fund is so divided), or by SBDS, such notice to be given in the manner specified in paragraph 1.13 (if given by SBDS) or in paragraph 1.14 (if given by the Trust). This Agreement will also terminate automatically in the event of its Assignment (as defined in the 1940 Act and the rules thereunder).



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                  6.  REPRESENTATIONS AND WARRANTIES.

                  SBDS and the Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

                  7.  CONCERNING APPLICABLE PROVISIONS OF LAW, ETC.

                  This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act, the 1933 Act and the 1934 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

                  This Agreement is executed and delivered in New York, New York, and the laws of the State of New York shall, except to the extent that any applicable provisions of federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

                  If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                                           Yours very truly,

                                           BT GLOBAL INVESTORS



                                           By: /S/ PHILIP W. COOLIDGE
                                               Philip W. Coolidge
                                               President

Accepted:

SIGNATURE BROKER-DEALER SERVICES, INC.



By: /S/ PHILIP W. COOLIDGE
    Philip W. Coolidge
    President

BT0464A